UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SECURECARE TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          SecureCARE Technologies, Inc.
                   3755 Capital of Texas Highway - Suite 160E
                               Austin, Texas 78704

February 28, 2007

Dear Shareholders:

         On behalf of the Board of Directors and Management of SecureCARE Technologies, Inc. (the "Company"), I urge you to consider and act upon the following proposal which the Board of Directors recommends that stockholders approve by written Consent in Lieu of a Stockholder's Meeting:

         To grant the Company's Board of Directors authority to effect a reverse stock split of two hundred for one. The number of shares of common stock which the Corporation is authorized to issue would not be changed by the reverse stock split.

         Only stockholders of record at the close of business on February 23, 2007 (the "Record Date"), will be requested to give their consent. To be effective, consents must be signed and dated, and received at the offices of the Company on or before March 30, 2007, unless the Company agrees to extend such date. Any Stockholder who signs a written consent may revoke it by a written revocation delivered to the President of the Company at its offices on or before such time as the consents of the holders of a majority of the issued and outstanding shares have been received by the Company. There will not be a meeting at which stockholders may vote in person. If the proposed action is approved by the written consent of the holders of the requisite number of shares of common stock, then the Board of Directors will have authority to affect the reverse stock split in its sole discretion.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Neil Burley, Secretary
                                            February 28, 2007

YOUR CONSENT IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR CONSENT PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE APPROVAL OF THE PROPOSED CORPORATE ACTION BY THE CONSENT OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES MAY BE ASSURED. THE PROMPT RETURN OF YOUR CONSENT WILL ALSO AID THE COMPANY IN REDUCING THE EXPENSE OF CONSENT SOLICITATION. THE GIVING OF SUCH CONSENT DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE BY REVOKING YOUR CONSENTS IN A SUBSEQUENT WRITING IN ADVANCE OF THE DATE WHEN THE REQUISITE NUMBER OF CONSENTS HAS BEEN RECEIVED BY THE COMPANY.

                          SecureCARE Technologies, Inc.
                   3755 Capital of Texas Highway - Suite 160E
                               Austin, Texas 78704


                                CONSENT STATEMENT

         Stockholder Consents are being solicited by the Board of Directors of SecureCARE Technologies, Inc., a Nevada corporation (the "Company"), for use in connection with the taking of an action of Stockholders by Written Consent in Lieu of a Meeting. This Consent Statement and form of Consent are being sent to stockholders on or about February 28, 2007.

         As of December 31, 2006 there were 20,304,000 outstanding shares of common stock, and 1,058,831 outstanding shares of Series C Preferred Stock which are the only outstanding classes of securities of the Company entitled to give consent to this proposed action. Each outstanding share of common stock is entitled to one vote on the matter to be voted upon. Each outstanding share of Series C Preferred Stock will vote with the common stock and will have 200 votes on the matter to be voted on. Accordingly, each share of Series C Preferred Stock represents 200 common share equivalents.

         Properly executed Consents will be voted in accordance with the instructions indicated in such Consents. If no instructions are indicated, such Consents will be voted in favor of the proposal to authorize the Board of Directors to affect a reverse stock split.

         The costs of soliciting consents will be borne by the Company.

         Any Consents given pursuant to this solicitation may be revoked at any time prior to the Company receiving Consents from the holders of a majority of the issued and outstanding shares of common stock share equivalents, by delivery to the Secretary of the Company of a written notice of revocation.

SHAREHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

               QUESTIONS AND ANSWERS ABOUT THIS CONSENT STATEMENT

These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Statement, as well as any documents incorporated by reference in this Consent Statement.

Why am I receiving this consent material?

This Consent Statement and the accompanying Consent Card are being mailed to holders of shares of common stock, $0.001 par value (the "common stock") and to holders of shares of Series C Preferred Stock (the "Preferred Stock"), of SecureCARE Technologies, Inc., a Nevada corporation (the "Company"), commencing on or about February 28, 2007, in connection with the solicitation of consents by our Board of Directors of the Company (the "Board") for approval of a proposal to effect a reverse stock split. There will not be a shareholder meeting as we are soliciting consents in lieu of a meeting. You are requested to vote on the proposal being made by this and described in this Consent statement.

What information is contained in these materials?

The information included in this Consent Statement relates to the proposal to be voted by the holders of common stock and Series C Preferred stock, the security ownership of certain beneficial owners and management, and certain other required information.

On what matter am I voting?

Our Board seeks shareholder approval for discretionary authority for our Board to implement a reverse stock split of our common stock on the basis of one share for two hundred shares. Our Board recommends that the shareholders approve the proposal so that our Board may implement a reverse stock split, as described herein. As discussed below, the purpose of a reverse stock split would be to permit the Company to have sufficient shares authorized to meet its existing obligations. The Board believes that this would be in the best interests of the Company and its shareholders. The proposed reverse stock split does not change the number of shares of common stock that the Company is authorized to issue.

What are our Board's voting recommendations?

Our Board recommends that you vote your shares FOR the grant of discretionary authority to our Board of Directors to implement a reverse stock split of our common stock on the basis of one share for each two hundred shares.

Who can give consents?

Shareholders, inclusive of holders of Series C Preferred Stock, of record at the close of business on February 23, 2007 (the "Record Date") may give consents as to the proposal. On the Record Date, 20,304,000 shares of common stock and 1,058,831 shares of Series C Preferred Stock were outstanding and entitled to vote on this Consent Statement. Shareholders are entitled to one vote for each share of common stock held on the Record Date. Each outstanding share of Series C Preferred Stock will vote with the common stock and will have 200 votes on the matter to be voted on. Accordingly, each share of Series C Preferred Stock represents 200 share equivalents. An aggregate of 232,070,220 votes (the "Voting Shares") may be cast by shareholders on the proposal.

How do I vote?

You may vote your shares by returning the enclosed Consent form in the postage paid envelope provided on or before March 30, 2007, unless the Company agrees to extend such date (please also see the detailed instructions on your Consent card). Each share of common stock is entitled to one vote and each share of Series C Preferred Stock is entitled to vote with the common stock and will have 200 votes on the proposal. Please complete, sign and mail the enclosed Consent card in the envelope provided, which requires no postage for mailing in the United States. If a Consent specifies how it is to be voted, it will be so voted. If you return a signed consent card but do not provide voting instructions, your shares will be voted FOR the grant of discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one share for each two hundred shares to occur at some time within six months of the date of this Consent Statement, with the exact time and ratio of the reverse split to be determined by the Board of Directors.

May I revoke my Consent?

As a holder of record of our shares, you may revoke your Consent and change your vote at any time prior to the Board of Directors taking of the action specified in the proposal by giving written notice of your revocation to our Chief Executive Officer, by signing another consent card with a later date and submitting this later-dated Consent to our Chief Executive Officer. Any written notice of revocation or subsequent Consent should be sent to SecureCARE Technologies, Inc., Attention: Dennis Nasto, Chief Executive Officer, 3755 Capital of Texas Highway - Suite 160E, Austin, Texas 78704, or hand delivered to our Corporate Secretary at such address prior to the Board taking action on the proposal.

What does it mean if I receive more than one Consent card?

If your shares are registered differently or are held in more than one account, you will receive more than one consent card. Please sign and return all consent cards to ensure that all of your shares are voted.

Will my shares be voted if I do not sign and return my consent card?

If you are the record holder of your shares and do not return your Consent card, your shares will not be voted.

In what manner must the proposal described herein be approved under Nevada's general corporate laws?

The Articles of Incorporation of the Company would have to be amended in order for our Board to implement the reverse stock split described in this Consent Statement. The manner of approval for amending the Articles of Incorporation is set forth in Nevada Revised Statutes ("NRS") Section 78.390.

Pursuant to NRS Section 78.390, an amendment to the Company's Articles of Incorporation must be made in the following manner: The board of directors must adopt a resolution setting forth the proposed amendment and thereafter seek the approval of the shareholders entitled to vote on such amendment at either a special meeting or the next annual meeting of the shareholders. In lieu of holding a meeting the Board may solicit written consents, which we have elected to do. The proposed amendment must be approved by shareholders holding at least a majority of the voting power represented by shareholders receiving this Consent Statement. NRS Section 78.390 further states that the resolution of the shareholders approving the proposed amendment may provide that at any time before the effective date of the amendment, notwithstanding approval of the proposed amendment by the stockholders, the board of directors may, by resolution, abandon the proposed amendment without further action by the stockholders.

By unanimous written consent of the Board, dated February 2, 2007, the Board adopted a resolution approving the amendment of the Company's Articles of Incorporation for the purpose of implementing a reverse stock split. Such resolution also authorized the solicitation of written consents.

How many votes are required to approve the proposals?

The approval of the proposal herein requires the affirmative vote by the holders of a majority of common stock and share equivalents voting together as a class. Since the aggregate number of outstanding shares of common stock and share equivalents is 232,070,220, the proposal must be approved by the affirmative vote of the holders of 118,355,812 share equivalents.

Who is paying for this Consent's solicitation process?

The enclosed Consent is solicited on behalf of our Board, and Company is paying for the entire cost of the Consent solicitation process. Copies of the Consent material will be given to banks, brokerage houses and other institutions that hold shares that are beneficially owned by others. Upon request, we will reimburse these banks, brokerage houses and other institutions for their reasonable out-of-pocket expenses in forwarding these Consent materials to the shareholders who are the beneficial owners. Original solicitation of consent statements by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers or other employees.

How can I find out the results of the voting on this proposal?

The Company will publish final results in our Current Report on Form 8-K which will be filed with the Securities and Exchange Commission within four business days after we receive the necessary consents or abandon the proposal.

How can shareholders communicate with our Board of Directors?

Company shareholders who want to communicate with our Board or any individual director may write to them c/o SecureCARE Technologies, Inc., Attention: Dennis Nasto, Chief Executive Officer, 3755 Capital of Texas Highway - Suite 160E, Austin, Texas 78704. Your letter should indicate that you are a Company shareholder. Depending on the subject matter, our Chief Executive Officer will:
(i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or
(iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and shall make those communications available to our Board upon request.

                            PROPOSAL TO BE VOTED UPON

                  GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS

                      TO IMPLEMENT A REVERSE STOCK SPLIT OF

                              ONE FOR TWO HUNDRED.

Our Board seeks shareholder approval for discretionary authority to our Board to implement a reverse split for the purpose of allowing the Company to have sufficient authorized shares to meet its existing commitments. The Board notes that the Company is authorized to issue 50,000,000 shares of common stock. As of December 31, 2006, 20,304,000 shares are outstanding. Options and warrants for 18,197,182 shares have been granted and preferred shares convertible into 215,148,493 shares are currently outstanding. Obviously the Company cannot meet its commitments unless it either increases the number of authorized shares or affects a reverse stock split. The Board has chosen to affect a reverse stock split, as a smaller number of shares outstanding may be advantageous to the shareholders. The reverse split exchange ratio that the directors approved and deemed advisable is two hundred shares for each one share. The Board intends to implement the reverse stock split promptly after it obtains approval from the shareholders by filing an amendment to the Company's Certificate of Incorporation with the Secretary of State of Nevada. A copy of the proposed amendment is included as Exhibit A hereto. While the Board could determine not to implement the reverse stock split, notwithstanding shareholder authorization, it has every intention of proceeding with the reverse stock split.

Shareholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be two hundred times greater than the price for shares of our common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split, Fractional Shares

The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for two-hundred reverse split, every two hundred shares of our common stock owned by a shareholder will automatically be changed into and become one new share of our common stock, with two-hundred being equal to the exchange ratio of the reverse split. Shareholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for two-hundred exchange ratio, subject to adjustment for fractional shares, as described below). The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

Fractional shares, which would otherwise be held by the shareholders of our common stock, after the reverse split will be rounded up to the next whole share. We will issue one new share of our common stock for each two hundred shares of our common stock held as of the record date. The number of shareholders of record would not be changed by the reverse split.

We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.

The number of authorized but un-issued shares of our common stock will be increased significantly by the reverse split of our common stock. Based on the 20,304,000 shares of our common stock outstanding at December 31, 2006, the 250,095,675 shares and share equivalents which are reserved for various commitments, and the 50,000,000 shares of our common stock that are currently authorized under our articles of incorporation, no shares of our common stock remain available for issuance presently. After implementing a one for two hundred reverse split, the number of our outstanding shares of our common stock and common stock equivalents would decrease from 270,399,675 shares to 1,351,998 shares, and 48,648,002 shares of our common stock would remain available for issuance after the reverse split. Therefore, such reverse split, if implemented, would have the effect of increasing the number of authorized but un-issued shares of our common stock from no shares to 48,648,002 shares.

As of December 31, 2006, in addition to the 20,304,000 shares of common stock outstanding, the Company is committed to the issuance of over 200 million additional shares of common stock, including the following: 17,947,182 pursuant to various issued and outstanding warrants; 250,000 stock options issued and outstanding pursuant to the Company's Stock Option Plan and an additional 1,750,000 stock options available for issuance under such Stock Option Plan; 1,955,000 shares underlying our Series A Convertible Preferred Stock; 1,427,273 shares underlying our Series B Convertible Preferred Stock; 211,766,220 shares underlying our Series C Convertible Preferred Stock (which will automatically convert into 1,058,831 shares of common stock upon the completion of the reverse stock split) and 15,000,000 shares underlying convertible notes.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but un-issued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but un-issued shares generated by the reverse split except for the automatic conversion of the Series C Preferred Stock into common stock when the reverse stock split becomes effective.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the reverse split.

The following description of the material federal income tax consequences of the reverse split to our shareholders is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Consent Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g. non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the reverse split will be that a shareholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such shareholder's basis in the reduced number of shares of our common stock will equal the shareholder's basis in his old shares of our common stock.

Effective Date

If the proposed reverse split is approved by the shareholders and the Board of Director elects to proceed with a reverse split, then the reverse stock split would become effective as of 5:00 p.m. Nevada time on the date the split is approved by our Board of Directors. Except as explained herein with respect to fractional shares and shareholders who currently hold fewer than two hundred on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, converted into new shares of our common stock in accordance with the one for two hundred ratio.

Risks Associated with the Reverse Split

This Consent Statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.

If approved and implemented, the reverse stock split could result in some shareholders owning "odd-lots" of less than 100 common shares of our stock. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even-lots" of even multiples of 100 shares.

OUR RECOMMENDATION TO SHAREHOLDERS REGARDING THE REVERSE STOCK SPLIT

Our Board has approved the two hundred for one reverse stock split and recommends that shareholders of the Company vote "FOR" approval of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2006, the number of shares of common stock and voting common stock equivalents of the Company beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock and voting common stock equivalents; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock and voting common stock equivalents by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

This table sets forth certain information regarding the beneficial ownership of the outstanding classes of securities of the Company entitled to give consent to this proposed action. As of December 31, 2006 there were 20,304,000 outstanding shares of common stock and 1,058,831 shares of Series C Preferred Stock (representing 211,766,220 common stock equivalents) which are the only outstanding securities of the Company entitled to give consent to this proposed action.

Unless indicated otherwise, all addresses below are c/o SecureCARE Technologies, Inc., 3755 Capital of Texas Highway - Suite 160E, Austin, Texas 78704.

Security Ownership of Certain Beneficial Owners and Management at December 31, 2006

                                                              Number of Series C          Total
                                          Number of Common   Preferred Stock Common       Share
                                           Stock Shares        Stock Equivalents       Equivalents         %
                                          ----------------     -----------------       -----------    -----------

Name
Richard F. Corlin, MD                           515,000                                   515,000           0%

Allen Stamy                                     100,000                                   100,000           0%

Dennis Nasto                                    150,000                                   150,000           0%

Neil Burley                                     215,000                                   215,000           0%

Gene Fry                                        200,000                                   200,000           0%

Gryphon Opportunities Fund I, LLC            12,619,757            52,898,765          65,518,522          28%

Joseph Larter and Affiliates                    150,000            38,622,181          38,772,181          17%

Dr. Harry Lockstadt                             100,000            10,667,476          10,767,476           5%

Michael Benton                                  100,000            16,169,162          16,269,162           7%

David McCall                                    100,000            16,180,869          16,280,869           7%

Kurt Gubler                                      50,000            10,505,162          10,555,162           5%

All Directors and Officers as a Group         1,180,000                    --           1,180,000           1%

SHAREHOLDER PROPOSALS

Shareholders of our Company may submit proposals to be considered for shareholder action at the next shareholders meeting if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada, In order to be considered for inclusion in the Company's next Proxy Statement, our Chief Executive Officer must receive proposals no later than July 31, 2007. Shareholder proposals should be addressed to SecureCARE Technologies, Inc.,
Attn: Chief Executive Officer, 3755 Capital of Texas Highway - Suite 160E, Austin, Texas 78704.

SecureCARE Technologies, Inc.
3755 Capital of Texas Highway - Suite 160E
Austin, Texas 78704

By Order of the Board of Directors,

/s/ DENNIS NASTO
-------------------------------
Dennis Nasto
Chief Executive Officer,
February 28, 2007

SecureCARE Technologies, Inc.

CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO BE MAILED ON OR ABOUT February 28, 2007

The undersigned, a shareholder of SecureCARE Technologies, Inc. (the "Company"), does hereby consent to the adoption of the following resolution and to the taking of any action required or permitted thereby.

The shares represented by this Consent will be voted only if this Consent is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. If no direction is made on how you desire your shares to be voted, the Company will vote your shares "FOR" the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         Resolved, that the Company amend its Certificate of Incorporation to effect a reverse split of its common stock, par value $.001 per share of one for two hundred with the number of shares of common stock, par value $.001 per share which the Company is entitled to issue remaining unchanged by such reverse stock split.

         FOR  [ ]       AGAINST  [ ]     WITHHOLD  [ ]

The undersigned does hereby revoke any Consent previously given with respect to the shares represented by this Consent.

NOTE: As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

PLEASE MARK, SIGN AND DATE THIS CONSENT CARD AND PROPERLY RETURN IT USING THE ENCLOSED ENVELOPE.

Number of Shares Owned: _________________________________

Dated: ________________, 2007

Signature:        ________________________________
         Name:    ________________________________
         Address: ________________________________

Dated: ________________, 2007

Signature:        ________________________________
         Name:    ________________________________
         Address: ________________________________



TO BE EFFECTIVE, THIS CONSENT MUST BE SIGNED AND DATED, AND RECEIVED AT THE OFFICES OF THE COMPANY ON OR BEFORE MARCH 30, 2007, UNLESS THE COMPANY AGREES TO EXTEND SUCH DATE.

                  EXHIBIT A - FORM OF CERTIFICATE OF AMENDMENT

              Certificate of Amendment to Articles of Incorporation
                                       of
                          SecureCARE Technologies, Inc.
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

         Pursuant to the provisions of the Nevada Revised Statutes, SecureCARE Technologies, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

1. The undersigned hereby certify that on the __th day of March 2007, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Article III of the Bylaws of this corporation the Board of Directors approved, consented to, affirmed, and adopted the following resolution:

         RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding Common Stock and Common Stock Equivalents of the corporation for the following purpose:

         To amend Article FOURTH of the corporation's Articles of Incorporation to provide that each two hundred shares of issued and outstanding Common Stock and Common Stock Equivalents of the corporation shall be reverse split to become one two hundredth of a share.

2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of SecureCARE Technologies, Inc.'s shares entitled to vote, consented in writing to the adoption of the Amendment to Article FOURTH of the Articles of Incorporation as follows:

         Article FOURTH shall be amended by adding the following paragraph at the end thereof:

                  "Each of the issued and outstanding shares of the corporation's common stock issued and outstanding on the date hereof shall be reverse split to become one two hundredth share (0.005) with a corresponding reduction in the stated capital of the corporation. Any fractional shares shall be rounded up to the next whole number."

         In witness whereof, the undersigned being the President and Secretary of SecureCARE Technologies, Inc., a Nevada corporation, hereunto affixes their signatures this ___ day of _____ 2007.



_________________________________             __________________________________
    Dennis Nasto, President                          Neil Burley, Secretary